UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

OMNIQ CORP.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1865 West 2100 South, Salt Lake City, UT 84119

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of a Material Acquisition

As set forth in a Current Report on Form 8-K originally filed on July 14, 2021, Omniq Corp. (the “Company”) closed on the acquisition of 51.0% of the capital stock of Dangot Computer Systems, Ltd. (“Dangot”) on July 8, 2021. As disclosed in such Current Report on Form 8-K, the Company had the option to purchase the remaining 49.0%. As set forth in a Current Report on Form 8-K filed on November 30, 2021, the Company exercised a portion of its option and purchased an additional 26% of Dangot bringing its ownership to 77%, on November 29, 2021. The Company paid $4,035,000 to purchase the additional shares.

On April 1, 2022, the Company closed on its acquisition of Dangot and exercised the remaining portion of its option to purchase 23.0% of the capital stock, thereby making Dangot a fully owned subsidiary of the Company. The Company paid $3,518,000 to purchase the additional shares. The Company utilized its working capital and a combination of short and long term loans.

Item 7.01 Regulation FD Disclosure

On April 5, 2022, the Company issued a press release to disclose the purchase of the remaining 23% of the Company. A copy of the press release is attached as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 9.01 Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2022

OMNIQ Corp.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO